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                                                                 EXHIBIT 10.30

                      VERIZON INFORMATION TECHNOLOGIES INC.
                                       AND
                      TSI TELECOMMUNICATION SERVICES, INC.

                    DISTRIBUTED PROCESSING SERVICES AGREEMENT

This Distributed Processing Services Agreement ("Agreement") is made as of February 14, 2002 ("Effective Date"), between VERIZON INFORMATION TECHNOLOGIES INC. ("VITI"), with offices at One East Telecom Parkway, Post Office Box 290152, Temple Terrace, Florida 33687, and TSI TELECOMMUNICATION SERVICES, INC. ("TSI" or "Customer"), with offices at 201 North Franklin Street, Suite 700, Tampa, Florida 33602.

In consideration of the terms and conditions and mutual obligations contained in this Agreement, the parties agree as follows:

1.     CONSTRUCTION

1.1 References to an "Article," "Section," or "Subsection" shall be references to the articles, sections and subsections of the Agreement, unless otherwise specifically stated.

1.2 The Article and Section headings in the Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of the Agreement.

1.3 The word "include," "includes," and "including" shall mean "include, without limitation," "includes, without limitation," and "including, without limitation," respectively.

2.     DEFINITIONS

2.1 "Affiliate" means, with respect to any entity, any other entity controlling, controlled by or under common control with such entity. For purposes of this definition, the term "control," including its derivatives, means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise.

2.2 "Agreement" means this Agreement and the Exhibits and Attachments attached to this Agreement, which Exhibits and Attachments are hereby incorporated by this reference into this Agreement.

2.3    "Expenses" has the meaning set forth in Section 11.3.

2.4    "Fees" has the meaning set forth in Section 11.1.

2.5 "Force Majeure" shall mean terrorism; acts of God and the public enemy; the elements; fire; accidents; vandalism; sabotage; external power failure; failure, delay or disruption of

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       transportation facilities; strikes, lockouts or any other industrial, civil or public disturbances; any laws, orders, rules, regulations, acts or restraints of any government or governmental body or authority, civil or military, including the orders and judgments of courts; and any other cause of any kind whatsoever not reasonably within the control of a party hereto.

2.6 "Hardware" means the central processing unit and peripheral equipment installed in a VITI facility and utilized by VITI to provide the Services, including, the telecommunications equipment at the demarcation point at VITI's facility. The term Hardware does not include terminals, controllers, or telecommunications equipment at the TSI site(s), or the actual circuits, required to enable TSI to utilize VITI's service bureau services, which terminals, controllers, telecommunications equipment and circuits are TSI's responsibility.

2.7 "Initial Distributed Processing Environment" consists of the Hardware acquired on or before November 30, 2001 and set forth in Exhibit C.

2.8 "Intellectual Property Rights" means any and all intangible rights existing from time to time under the law of any jurisdiction, including patent law, copyright law, trade secret law, unfair competition law, trademark law or other similar laws or principles.

2.9    "Maintenance Fees" has the meaning set forth in Exhibit B.

2.10   "Monthly Labor Fees" has the meaning set forth in Exhibit B.

2.11   "Services" has the meaning set forth in Section 3.1.

2.12   "Software" means any software used by VITI to provide Services.

2.13 "TSI Proprietary Data" means any and all technical and non-technical, non-public information owned by TSI that is used in or required for use in the business of TSI, including financial, marketing and business data, information and reports, pricing and cost information, correspondence and notes.

2.14 "TSI Software" means TSI-developed application software and TSI system monitoring software.

2.15   "TSI Third Party Software" means TSI-provided third party software.

2.16 "Verizon Enterprise License" means the agreements between Verizon and/or its affiliates and any third party to provide the VITI Third Party Software to Verizon and/or its affiliates.

2.17   "VITI Software" means VITI-owned Software

2.18   "VITI Third Party Software" means VITI-provided third party Software.

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3.     SERVICES

3.1 SERVICE BUREAU AND HELP DESK SERVICES. VITI shall provide the distributed processing and help desk services as described in Exhibit A (collectively, "Services"). TSI may order additional services by executing a supplement to this Agreement that identifies the additional services to be provided. There is no obligation to provide such additional services or to make payment for additional services unless and until a supplement has been duly executed by both parties in accordance with this Agreement.

3.2 NTN CIRCUITS. For a period not to exceed sixty (60) days from the Effective Date, VITI shall provide the six (6) circuits TSI is currently receiving from NTN on a pass-through cost basis.

3.3 SAP, AP AND INTRANET APPLICATIONS ACCESS. For a period of sixty (60) days from the Effective Date, VITI will continue to provide TSI with access to the SAP, AP and Intranet applications. During that sixty (60) day period, VITI will make commercially reasonable efforts to identify an alternative solution to TSI. In the event VITI is unable to identify such an alternative solution, or TSI rejects VITI's recommended alternative solution, VITI will continue to provide access to TSI until June 1, 2002. VITI shall provide such access to TSI on a pass-through cost basis. Any costs associated with the implementation of an alternative solution will be the responsibility of TSI.

3.4 SERVICE LEVELS. Service level measurements and objectives are set forth in the Service Level Agreements (SLAs) between the parties, attached hereto as Attachment 1 to Exhibit A. The parties shall negotiate any revisions to the SLA(s) for added Hardware or Software within ninety (90) days of implementation of such additional Hardware or Software.

4.     NEW HARDWARE AND SOFTWARE

4.1 NEW HARDWARE AND SOFTWARE. To the extent that new Hardware purchased by VITI has been added to the Initial Distributed Processing Environment between the period November 30, 2001 to the Effective Date, or is added to the Initial Distributed Processing Environment during the term of this Agreement, VITI will charge TSI for such new Hardware and any required fees associated with new VITI Software or VITI Third Party Software, and any supplemental maintenance fees (on a pass-through basis) for such Hardware and Software, together with VITI's labor charges for implementation of such Hardware and Software into the Initial Distributed Processing Environment and all such Hardware shall be subject to the terms of Section 10.5.8. Hardware purchased or leased by TSI which has been added to the processing environment between the period November 30, 2001, and the effective date of this Agreement, or is added to the processing environment during the term of this Agreement, will be subject to the terms of Section 10.5.8, and VITI will charge TSI for any required associated software fees, and supplemental maintenance fees (on a pass-through basis) for such Hardware and Software, together with VITI's labor charges for implementation of the Hardware and/or Software into the processing environment. TSI shall initiate all requests to VITI for additional hardware, software and services using the change request process set forth in Section 8.1 of Exhibit A, the Statement of Work ("SOW") hereto.

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5.     USE OF SOFTWARE

5.1 TSI SOFTWARE AND TSI THIRD PARTY SOFTWARE. VITI may use the Hardware to operate and run TSI Software and TSI Third Party Software; provided, however, that TSI shall obtain all licenses and maintenance services necessary for use of TSI Third Party Software by VITI and pay all costs related to obtaining required consents needed by VITI to use TSI Third Party Software for TSI's benefit. TSI shall be solely responsible for all license, maintenance, and other fees due and payable for any TSI Third Party Software. VITI shall make any TSI Software and TSI Third Party Software available only to TSI.

5.2 VITI SOFTWARE AND VITI THIRD PARTY SOFTWARE. VITI may use the Hardware to operate and run VITI Software and VITI Third Party Software; provided, however, that VITI shall obtain all consents necessary for use of VITI Third Party Software and TSI will pay all costs related to obtaining required consents needed by VITI to use VITI Third Party Software for TSI's benefit. In the event VITI cannot secure such consents to use the VITI Third Party Software on behalf of TSI, VITI shall identify such VITI Third Party Software and shall obtain on TSI's behalf a separate license, and corresponding maintenance. However, TSI shall be solely responsible for all license, maintenance and other fees due and payable for such VITI Third Party Software.

6.     MAINTENANCE.

6.1 RELEASE LEVELS AND UPDATES. Except as otherwise agreed by the parties, any costs to upgrade the TSI Software or the TSI Third Party Software shall be the responsibility of TSI. Any costs to upgrade the VITI Software or the VITI Third Party Software shall be the responsibility of VITI.

7.     REQUIRED CONSENTS.

7.1 If a required consent is not obtained, then, unless and until such required consent is obtained, VITI shall work with TSI to determine and adopt such alternative approaches as are necessary and sufficient to provide the Services without such required consents.

8.     COMPUTING FACILITY AND RESOURCE UTILIZATION

8.1 USER LOGON IDENTIFICATION ASSIGNMENT. If necessary to provide the Services under this Agreement, VITI will assign Logon Identification names(s) ("IDs") in accordance with VITI's User Logon Identification Assignment procedures then in effect. VITI shall provide TSI with a description of any change to such procedures. TSI shall be responsible for the security and control of such assigned IDs and shall restrict the use of such assigned IDs to access of TSI's programs and data. TSI shall be responsible for any and all usage charges incurred on the IDs assigned to it that TSI is aware of or about which TSI should have reasonable knowledge. VITI agrees not to disclose TSI's IDs to any third party without the advance written consent of TSI. VITI shall have no liability for TSI's disclosure of IDs assigned by it to third parties.

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8.2    TSI ACCESS TO VITI NETWORK OR FACILITY. Under no circumstances shall TSI personnel access any VITI network or facility for the purpose of accessing or attempting to access other internal or external networks, facilities, computer systems, partitions, programs, or data that is not specific to TSI. TSI further agrees that any capabilities for such access shall not be published or made known via any medium (e.g., posting on bulletin boards or via electronic mail). In addition, any such use or publication, or access to backdoors, data capture routines, games, viruses, worms, Trojan horse routines, will be a breach of contract and VITI will provide notice thereof to TSI and VITI shall immediately cease providing the Services until such breach is cured. TSI shall ensure that all TSI personnel accessing VITI's systems are aware of their responsibilities and restrictions pertaining to the use of the IDs referenced in this Section 8.2.

8.3 FILE SECURITY. VITI will provide security and back-up and recovery services as specified in Section 14 to protect TSI's data. VITI reserves the right to issue and change security regulations and procedures as needed. VITI shall not be required to reconstruct any files, data, or programs that may, for any reason, have to be re-entered into the system, unless reconstruction is required due to a negligent act or omission on the part of VITI.

8.4    SERVICE USAGE CONDITIONS.

       8.4.1 TSI. TSI represents and agrees that it will use the Services in compliance with all applicable federal, state, and local laws and regulations, and communications common carrier tariffs. VITI reserves the right to take all actions, including termination of the Services (in whole or in part), that it believes necessary to comply with applicable laws, regulations, and tariffs if TSI fails to discontinue any improper use of the Services promptly after receipt of written notice from VITI as is reasonably feasible under the circumstances.

       8.4.2 VITI. VITI represents and agrees that it will provide the Services in compliance with all applicable federal, state, and local laws and regulations, and communications common carrier tariffs. TSI reserves the right to take all actions, including termination of the Services (in whole or in part), that it believes necessary to comply with applicable laws, regulations, and tariffs if VITI fails to discontinue any improper action with respect to the Services promptly after receipt of written notice from TSI as is reasonably feasible under the circumstances.

9.     CONCEPT/PRODUCT OWNERSHIP

9.1 TSI. Except and to the extent otherwise expressly provided in the Intellectual Property Agreement, TSI agrees that concepts, information, and materials developed by VITI prior to commencement of and independent of work under this Agreement, or owned by a third-party or supplier of VITI and furnished to TSI by VITI to enable VITI to perform the Services, shall remain the property of VITI or such third-party or supplier.

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9.2    VITI. Except and to the extent otherwise expressly provided in the
       Intellectual Property Agreement, VITI agrees that concepts, information, and materials developed by TSI prior to commencement of and independent of work under this Agreement, or owned by a third-party or supplier of TSI and furnished to VITI by TSI to enable VITI to perform the Services, shall remain the property of TSI or such third-party or supplier.

9.3 Except for TSI Proprietary Data, all reports, recommendations, manuals, findings, evaluations, forms, models, tools, computer programs, source code listings, flow charts, programming documentation, reviews, information, data, and written materials developed by VITI in connection with the Services provided to TSI pursuant to this Agreement shall be the exclusive property of VITI however upon request, VITI shall provide TSI a printed copy of the reports recommendations, manuals, findings, evaluations, forms, flow charts, information, and data specifically related to TSI.

9.4 TSI PROPERTY RIGHTS. TSI retains exclusive ownership rights to all TSI Software and information and data files provided to VITI under this Agreement. All TSI Proprietary Data, including, records, data files, input material reports, and other information received from TSI, computed, used or stored pursuant to this Agreement is the exclusive property of TSI. VITI shall not possess any interest, title, lien or right to any TSI Proprietary Data. Nothing in this Agreement should be construed as granting VITI any license to the TSI Proprietary Data or TSI Software or conveying any interest or right in any TSI Proprietary Data or TSI Software, except to the extent necessary for VITI to perform its obligations and Services under this Agreement.

10.    TERM AND TERMINATION

10.1 TERM. This Agreement shall commence on the Effective Date and shall have an term of eighteen (18) months ("Term") or until terminated as otherwise provided in this Agreement or by operation of law.

10.2 TERMINATION FOR DEFAULT. The occurrence of any of the following shall constitute a default, giving the non-defaulting party the right to terminate this Agreement for cause, subject to Section 10.5 below:

       10.2.1 NONPAYMENT. In the event TSI shall fail to pay when due any undisputed payment or other undisputed amount due hereunder and such failure shall continue for a period of thirty (30) days after such payment is due, VITI, at its sole option, shall have the right to terminate this Agreement for default, provided that such termination may be made only following the expiration of a fifteen (15) day period during which TSI has failed to cure such breach after having been given written notice of such breach. In addition, VITI shall have the right, at its sole discretion, to stop providing Services to TSI under this Agreement, and VITI shall be relieved of any future obligations to perform Services under this Agreement. VITI shall retain all amounts previously paid

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              by TSI, and TSI shall remain liable for all obligations upon termination as provided under Section 10.4 below.

       10.2.2 MATERIAL BREACH. Either party shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue for a period of thirty (30) days after receipt of written notice.

       10.2.3 BANKRUPTCY/INSOLVENCY. Either party shall commit an act of bankruptcy within the meaning of the Federal Bankruptcy Act, or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other proceedings shall be instituted by or against either party or all or any substantial part of its property under any federal or state law and such proceeding shall not be dismissed within ninety (90) days.

10.3 FORCE MAJEURE. In the event VITI is unable to perform the Services in any material respect for more than ten (10) consecutive days, or for more than thirty (30) days in any calendar quarter, as a result of a Force Majeure, TSI may terminate this Agreement by giving VITI written notice of such termination.

10.4 TERMINATION FOR CONVENIENCE BY TSI. In the event TSI wishes to terminate this Agreement (or any Services relating to Hardware or Software that TSI may want to remove from the processing environment), in whole or in part, prior to expiration of the Initial Term, TSI may do so, in whole or in part, upon three (3) months' prior written notice to VITI, subject to
       Section 10.5.2 below. Appropriate adjustment to the fees will be made with respect to any termination in part.

10.5   OBLIGATIONS UPON TERMINATION

              10.5.1 TERMINATION FOR DEFAULT. In the event of a termination for default on the part of TSI (under Section 10.2 above), TSI shall remain obligated to pay VITI Fees and Expenses incurred by VITI, through the date of termination, plus an additional three (3) months' fees based on the average of the previous three months' processing fees. In addition, TSI will reimburse VITI for any non-refundable payment to a third party for Hardware and/or Software maintenance.

              10.5.2 PAYMENT UPON TERMINATION FOR CONVENIENCE. If TSI terminates this Agreement for convenience in accordance with
              Section 10.4 TSI will pay for Services rendered by VITI through the date of termination. In addition, TSI will reimburse VITI for any non-refundable payment to a third party for Hardware and/or Software maintenance used by VITI to provides the Services to TSI.

              10.5.3 RETURN OF MATERIALS. Upon termination of this Agreement, each party shall promptly return to the other party, or at the option of the owner, certify

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              the destruction of, all data, programs and materials of the other held in connection with the performance of this Agreement. VITI shall not be responsible for the retention of TSI Software, VITI Third Party Software or TSI Proprietary Data for a period in excess of sixty (60) days following the date of such termination. Within such period TSI must make arrangements with VITI for the transmission of such TSI Software and TSI Proprietary Data to TSI's designated data center. TSI will pay for all necessary media, processing, and shipping costs. TSI understands and agrees that at any time after delivery of the media, or after the sixty-first (61st) day following termination, VITI's file purge procedures will ultimately erase all storage media, including back-up storage media, which contain TSI Software or TSI Proprietary Data, and TSI expressly releases VITI from any and all liabilities in connection with the erasure or destruction of the same that TSI has stored on VITI's computers in excess of sixty (60) days following termination. TSI is solely responsible for maintaining a procedure for the reconstruction of lost data, programs and procedures for purposes of re-entry and back-up of TSI's data, except that VITI shall remain liable beyond the stated period for information remaining in storage at VITI for which TSI has specifically contracted with VITI to store beyond termination.

              10.5.4 TRANSFER OF VITI THIRD PARTY SOFTWARE. Upon expiration or termination of this Agreement, VITI shall, upon TSI's request, as part of the Termination Assistance as set forth in Section 10.5.5 transfer to TSI any VITI Third Party Software licenses used specifically for TSI and not under the Verizon Enterprise License, provided that TSI has paid all consent, license and maintenance fees. To the extent TSI has not paid such fees, TSI will pay VITI such fees prior to the transfer, provided further that VITI has the right to make such transfer. With respect to such software, VITI will deliver to TSI a copy in the form used by VITI in connection with the Services as of the effective date of such expiration or termination. Each of VITI and TSI shall make commercially reasonable efforts to obtain a license for TSI to use or the consents necessary to transfer such software to TSI pursuant to this Section 10.5.4.

              10.5.5 TERMINATION ASSISTANCE. Provided that TSI has not been terminated for default, and upon written request of TSI, commencing upon any written notice of termination of this Agreement and continuing through the effective date of termination of this Agreement and a reasonable amount of time following such effective date of termination, VITI shall provide reasonable termination assistance to TSI or to TSI's designees at TSI's request to allow TSI to obtain services from a third party without interruption or adverse effect, and to facilitate the orderly transition of the Services to TSI or TSI's designee ("Termination Assistance"). The Termination Assistance shall be provided at VITI's professional services hourly rate of $ 125.00 per hour and includes the transfer of TSI data files (archived and current), files, and documentation to TSI or its designee.

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              10.5.6 If TSI is not in default, VITI acknowledges and agrees that it shall have an obligation to provide TSI with the Termination Assistance in a workmanlike manner.

              10.5.7 Except as expressly stated in this Agreement, TSI acknowledges that VITI will provide no Termination Assistance except as specifically requested in writing by TSI and agreed to in writing by VITI and TSI.

              10.5.8 OPTION TO PURCHASE HARDWARE. Upon expiration or termination of this Agreement, TSI shall have the option to purchase the Hardware from the Initial Distributed Processing Environment as set forth in Exhibit C hereto, in an "as is" condition at that time, for the amount of One Dollar ($1.00). Upon contract expiration or termination, TSI shall have the option to purchase any Hardware added to the Initial Distributed Processing environment on or after November 30, 2001 and during the term of this Agreement, in an "as is" condition at that time for the then book value of such Hardware.

              With respect to Hardware that is purchased by TSI during the term of this Agreement, and intended for the processing environment, TSI will sell such Hardware to VITI in an "as is" condition for One Dollar ($1.00) and, thereafter, upon expiration or termination of this Agreement, VITI shall sell such Hardware back to TSI for One Dollar ($1.00).

              With respect to Hardware that is leased to TSI during the term of this Agreement and intended for the processing environment, TSI will obtain the right for VITI to use such Hardware for the term of the Agreement and VITI shall return such Hardware to TSI upon termination or expiration of this Agreement. To the extent that TSI incurs any charges from its vendors for re-certification of any of the Hardware purchased from VITI as described in this
              Section 10.8.7, TSI shall be responsible for payment of such charges.

11.    FEES AND PAYMENTS

11.1 FEES. TSI shall pay VITI the fees for the Services as described in Exhibit B ("Fees").

11.2 TAXES. In addition to the Fees TSI shall pay to VITI an amount equal to any excise, use, privilege, gross revenue, or sales tax, or any other tax (except income and franchise taxes), assessments, or duties, imposed by or under authority of any federal, state, provincial, or local law, and to be paid or assessed by VITI with respect to the Services or any portion or modification hereof or addendum. Taxes, assessments and duties will be separately identified on the invoices to which they apply.

11.3 EXPENSES. In addition to the Fees, TSI shall reimburse VITI for the reasonable, verifiable, travel out-of-pocket expenses, incurred by VITI that are attributable to VITI's employees providing Services at TSI's downtown Tampa location ("Expenses"). VITI shall not provide

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       Services at any location other than the TSI downtown Tampa office.
       Expenses shall be identified separately in VITI invoices for Services.

11.4 INVOICES/PAYMENT: All Fees and Expenses shall be invoiced monthly for Services rendered during the previous month and are due thirty (30) calendar days after date of invoice. Late payment charges may be imposed by VITI at the rate of 1 1/2 % per month (18 % per year). Interest shall not be payable by TSI for amounts on invoices that it has disputed in good faith provided that the dispute is resolved in TSI's favor and TSI pays within thirty (30) calendar days of the resolution of the dispute. With respect to disputed invoices, undisputed amounts must be paid within thirty (30) calendar days from the date of the invoice. VITI must be advised in writing of any amounts disputed by TSI and the basis of the dispute within fifteen (15) calendar days from the date of the invoice or the entire invoice must be paid. Interest shall be payable from the original due date until the payment date for disputed invoices that are resolved in VITI's favor.

12.    AUDIT RIGHTS

12.1 AUDIT. Upon at least two weeks' written notice to VITI and during VITI's normal business hours, TSI shall have the right to audit and verify VITI's operating environment and other areas of service to ensure that VITI is maintaining adequate controls and security measures, that VITI's usage data in support of the billings to TSI are correct, and that reports relating to VITI's performance are accurate. Such audit and inspection shall be limited to information that relates to the Services, and may include: (i) VITI's practices and procedures; (ii) VITI's computer systems; (iii) VITI's controls and security measures and procedures; (iv) VITI's disaster recovery and back-up procedures; (v) any matter necessary to enable TSI to meet applicable legal or regulatory requirements; (vi) VITI's compliance with service levels. TSI may conduct such audit and a verification review itself or with the assistance of a third party organization (provided that such organization has executed a Non-Disclosure Agreement with VITI) at TSI's expense. Such audit shall occur only once during the term of this Agreement, unless a regulatory agency requires additional audits, during the term of this Agreement. VITI will cooperate in this review and will furnish to TSI or TSI's designated representatives requested information on a timely basis provided that TSI reimburses VITI at the professional services rate of $125 per hour for all time expended by VITI.

       12.1.1 ACCESS. In accordance with Section 12.1, VITI shall provide to TSI and its Affiliates, their respective auditors (including internal audit staff), inspectors, regulators, consultants and other representatives as TSI may from time to time designate in writing, reasonable access to: (i) VITI's facilities where the Services are being performed; (ii) VITI's personnel providing any of the Services; and (iii) data and records in the possession of VITI relating to any of the Services as set forth above. All such persons shall adhere to VITI's customary security and safety policies.

       12.1.2 VITI COOPERATION. VITI shall assist TSI's auditors, inspectors, regulators and representatives as is reasonably required. VITI shall cooperate with TSI or its

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              designees in connection with audit functions and with regard to examinations by regulatory authorities.

       12.1.3 ADJUSTMENTS. If any audit pursuant to this Article 12 indicates the need for adjustments in TSI's payments for the Services, the audit results and recommendations will be used as the basis for the negotiation of equitable adjustments. Any adjustments will be paid by or credited to the appropriate party within sixty (60) days after the parties' agreement as to the adjustments.

12.2 TSI PROPRIETARY DATA AVAILABILITY. Notwithstanding any other provision of this Agreement, VITI will make all TSI Proprietary Data (complete and unaltered) available to TSI and its authorized agents. Furthermore, during the term of this Agreement, VITI will not destroy any TSI Proprietary Data (unless otherwise permitted under this Agreement), without the prior express written consent of TSI. However, TSI understands and agrees that at any time after delivery of the storage media, of after the sixty-first (61st) day following termination, VITI's file purge procedures will ultimately erase all storage media, including back-up storage media, which contain TSI Software or TSI Proprietary Data.

12.3 SAFEGUARDING TSI PROPRIETARY DATA. VITI will establish and maintain safeguards against the destruction, loss, or alteration of TSI Proprietary Data in the possession of VITI that are no less rigorous than those maintained by VITI with respect to its own similar data. TSI will, at its own expense, have the right to establish backup security for TSI Proprietary Data and to keep backup data and data files at a non-Verizon location.

13.    GENERAL ADMINISTRATION

13.1 VITI may, upon reasonable notice to TSI and at VITI's expense, designate and make changes in rules of operation, teleprocessing protocols, accessibility periods, TSI identification procedures, type of terminal equipment, type and location of system and service equipment, system programming languages, and designation of the particular VITI data center serving TSI at any particular address; provided, however, that any such proposed change will not substantially impair TSI's ability to obtain Services or TSI's cost of receipt of the Services.

14.    BACKUP AND ARCHIVING; DISASTER RECOVERY

14.1 BACKUP AND ARCHIVING. As part of the Services, VITI shall perform: (i) periodic backup and archiving; (ii) purging and archiving of data; and
       (iii) general recovery.

14.2 DISASTER RECOVERY. VITI shall provide disaster recovery in accordance with the applicable provisions of Exhibit A.

15.    TELECOMMUNICATIONS

15.1 MONITORING AND NETWORK. VITI shall be responsible for monitoring the TSI-provided telecommunications network between TSI's location and VITI's location, as well as for the purchase and maintenance of the network hardware/software at VITI's demarcation point.

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       TSI shall be responsible for the purchase and maintenance of any network hardware/software necessary to allow TSI to connect to the network at the mutually agreed upon TSI demarcation point.

16.    CONFIDENTIAL AND PROPRIETARY INFORMATION

16.1 DISCLOSURE. Both VITI and TSI acknowledge that certain information that each may receive from the other, non-public information concerning the business or finances of either party, and any other information the disclosure of which might harm or destroy a competitive advantage of the disclosing party, may be proprietary to the disclosing party. Neither receiving party shall, directly or indirectly, use or disclose any information concerning the disclosing party's business methods, customers or finances, or any other information that is disclosed to it by the other party, whether or not in writing and whether or not designated as proprietary, without the prior written permission of the disclosing party, unless such use or disclosure is specifically required in the course of the performance by the receiving party of its obligations hereunder. The parties acknowledge that this Agreement contains commercially confidential information that may be considered proprietary by either or both parties, and agree to limit distribution of this Agreement to those individuals in their respective corporations with a need to know the contents of this Agreement. The foregoing notwithstanding, nothing contained herein shall prevent either party from complying with applicable law, regulation or court order, provided that timely written notice is provided to the other party to permit the other party to seek to limit any required disclosure or to seek a protective order. The obligations of VITI and TSI under this Article 16 shall not extend to any information that: (i) becomes publicly available other than through the action of the receiving party; (ii) is subsequently rightfully furnished to the receiving party by a third party without restriction on disclosure; (iii) is furnished by the disclosing party to a third party without restriction on disclosure; or (iv) is rightfully known by the receiving party at the time of receiving such information; provided, however, that nothing herein shall preclude either party from disclosing information that is required to be disclosed by valid order of a court or other governmental body or otherwise required by law, to the extent that such disclosure is so required provided the receiving party gives prompt written notice to the disclosing party in order for the disclosing party to obtain a protective order or similar relief.

16.2 BREACH. VITI and TSI both acknowledge that any breach by them of their respective obligations under this Article 16 will cause irreparable harm to the other party for which its remedies at law will be inadequate and that in the event of any such breach the harmed party shall be entitled to equitable relief (including without limitation injunctive relief and specific performance) in addition to other remedies provided hereunder or available at law.

17.    REPRESENTATIONS AND WARRANTIES

17.1   VITI

       17.1.1 AUTHORIZATION. VITI represents and warrants to TSI: (i) that this Agreement has been validly executed and delivered by VITI and that the provisions set forth in this Agreement constitute legal, valid, and binding obligations of VITI

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              enforceable against VITI in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor's rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending; (ii) that VITI has all requisite corporate power and authority to enter into this Agreement, and to carry out the transactions contemplated by this Agreement, and that the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of VITI; and (iii) that VITI's execution and delivery of this Agreement and VITI's performance or compliance with the terms of this Agreement will not conflict with, result in a breach of, constitute a default under, or require the consent of any third party under any license, sublicense, lease, contract, agreement or instrument to which VITI is bound or by which its properties are subject.

       17.1.2 NON-INFRINGEMENT. VITI represents and warrants to TSI that the Hardware, the VITI Software, and the VITI materials provided under Section 9.1 do not infringe, or constitute an infringement or misappropriation of, any Intellectual Property Rights of any third party.

       17.1.3 COMPLIANCE WITH LAWS. VITI represents and warrants to TSI that VITI shall perform the Services in a manner that complies with all laws applicable to VITI. TSI will coordinate with and provide information to VITI as may be reasonably requested by VITI to enable VITI to comply with all applicable laws. If VITI is charged with a violation of or non-compliance with any such laws, VITI shall promptly notify TSI of such charges in writing and will use VITI's reasonable commercial efforts to cure such violation or non-compliance as soon as practicable.

       17.1.4 PERFORMANCE OF SERVICES. VITI covenants and agrees, and represents and warrants to TSI, that VITI shall provide the Services in a professional, workmanlike manner, in accordance with the requirements of this Agreement.

       17.1.5 NO VIRUSES. VITI represents and warrants to TSI that VITI shall use all commercially reasonable efforts to ensure that there are no viruses or similar items ("Viruses") in any VITI Software and/or VITI Third Party Software provided or used by VITI as part of the Services. VITI agrees that, in the event a Virus is found to have been introduced into such software from any source, VITI shall use all commercially reasonable efforts to eliminate the Virus, to reduce the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, to mitigate and restore such losses.

       17.1.6 NO SUITS OR ACTIONS. VITI represents and warrants to TSI that there are no pending or threatened lawsuits, actions, or any other legal or administrative proceeding against VITI which, if adversely determined against VITI, will

                                       13
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              have a material adverse affect on VITI's ability to perform its obligations under this Agreement.

       17.1.7 CONTINUING WARRANTIES. VITI hereby agrees and covenants to ensure, throughout the term, that each of the representations and warranties set forth in this Section 17.1, and each other representation and warranty of VITI in this Agreement, remains true and correct during the term of this Agreement. To the extent that any such representation or warranty becomes untrue in any material respects during the term of this Agreement, VITI shall notify TSI of the facts and circumstances surrounding such situation.

17.2   TSI

       17.2.1 AUTHORIZATION. TSI represents and warrants to VITI: (i) that this Agreement has been validly executed and delivered by TSI and that the provisions set forth herein constitute legal, valid and binding obligations of TSI enforceable against TSI in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending; (ii) that TSI has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of TSI; and (iii) that TSI's execution and delivery of this Agreement and TSI's performance or compliance with the terms of this Agreement will not conflict with, result in a breach of, constitute a default under, or require the consent of any third party under any license, sublicense, lease, contract, agreement or instrument to which TSI is bound or by which TSI's properties are subject.

       17.2.2 NON-INFRINGEMENT. TSI represents and warrants to VITI that the TSI Software does not infringe, or constitute an infringement or misappropriation of, any Intellectual Property Rights of any third party.

       17.2.3 COMPLIANCE WITH LAWS. TSI represents and warrants to VITI that TSI will perform its obligations under this Agreement in a manner that complies with all applicable laws. If TSI is charged with a violation of or non-compliance with any such laws, TSI will promptly notify VITI of such charges in writing and will use TSI's reasonable commercial efforts to cure such violation or non-compliance as soon as practicable.

       17.2.4 NO VIRUSES. TSI represents and warrants to VITI that TSI will use all commercially reasonable efforts to ensure that there are no viruses or similar items ("Viruses") in any TSI Software or TSI Third Party Software provided to VITI. TSI agrees that, in the event a Virus is found to have been introduced into such software from any source, TSI will use all commercially reasonable

                                       14
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              efforts to eliminate the Virus, to reduce the effects of the
              Virus and VITI shall have the right to stop processing until this is accomplished or VITI can process without compromising the security of its data center.

       17.2.5 NO SUITS OR ACTIONS. TSI represents and warrants to VITI that there are no pending or threatened lawsuits, actions, or any other legal or administrative proceeding against TSI which, if adversely determined against TSI, will have a material adverse affect on TSI's ability to perform its obligations under this Agreement.

       17.2.6 CONTINUING WARRANTIES. TSI hereby agrees and covenants to ensure, throughout the term, that each of the representations and warranties set forth in this Section 17.2, and each other representation and warranty of TSI in this Agreement, remains true and correct during the term of this Agreement. To the extent that any such representation or warranty becomes untrue in any material respects during the term of this Agreement, TSI will notify VITI of the facts and circumstances surrounding such situation.

18.    INDEMNIFICATION

18.1 INDEMNIFICATION BY VITI. VITI shall indemnify, defend and hold harmless, in accordance with the procedures described in Section 18.3, TSI and its Affiliates and its and their respective officers, directors, members, employees, agents, successors, and assigns, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, and disbursements finally awarded and caused by, relating to, based upon, arising out of or in connection with (a) any breach by VITI of the representations and warranties made by it under this Agreement; (b) gross negligence, recklessness or willful misconduct on the part of VITI or its officers, directors employees, agents, successors and assigns; (c) any claim that the Hardware, VITI Software, or any VITI materials provided under Section 9.1 infringes or misappropriates any Intellectual Property Rights of any third party; and
       (d) bodily injury or death or damage to tangible personal property to the extent the same was caused by the negligence or willful misconduct by VITI or its Affiliates or their respective directors, officers, employees, agents, successors or assigns.

18.2 INDEMNIFICATION BY TSI. TSI will indemnify, defend and hold harmless, in accordance with the procedures described in Section 18.3, VITI and its Affiliates and its and their respective officers, directors, members, employees, agents, successors, and assigns, from any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, and disbursements finally awarded and caused by, relating to, based upon, arising out of or in connection with (a) any breach by TSI of the representations and warranties made by it under this Agreement; (b) gross negligence, recklessness or willful misconduct on the part of TSI or its officers, directors employees, agents, successors and assigns; (c) any claim that the use of TSI Software infringes or misappropriates any Intellectual Property Rights of any third party; and
       (d) bodily injury or death or damage to tangible personal property to the extent the same was caused by the negligence or willful misconduct by TSI or its Affiliates or their respective directors, officers, employees, agents, successors or assigns.

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18.3   INDEMNIFICATION PROCEDURE. The party obliged to indemnify ("Indemnifying
       Party") shall defend with counsel of its choosing any claim, demand, or suit or other action (each, a "Claim") brought against each person seeking to be reimbursed, indemnified, defended, and/or held harmless (each an "Indemnified Party"). The Indemnified Party shall notify the Indemnifying Party promptly in writing of any Claims for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Article 18, which notice shall include a reasonable identification of the alleged facts giving rise to such Claim. The Indemnifying Party shall be relieved of liability hereunder to the extent it is prejudiced by the Indemnified Party's failure to give prompt notice. The Indemnifying Party shall also be relieved of liability hereunder for settlement by the Indemnified Party of any Claim unless the Indemnifying Party has approved the settlement in advance (such approval not to be unreasonably withheld) or unless the defense of the Claim has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its agents in defense of any Claim for which such Indemnified Party seeks to be reimbursed, indemnified defended, or held harmless. Each Indemnified Party shall have the right to participate in the defense of any such Claim, by using attorneys of such Indemnified Party's choice, at such Indemnified Party's expense.

19.    LIMITATION OF LIABILITY

19.1 IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER WHATSOEVER FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS OR REVENUE OR OTHER ECONOMIC LOSS IN CONNECTION WITH OR ENSUING FROM THE SERVICES TO BE FURNISHED PURSUANT TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

19.2 CAP ON DAMAGES. In no event shall TSI be entitled to any monetary damages against VITI in excess of the payments for Monthly Labor (Processing) Fees made by TSI to VITI for the prior six (6) months [or if six (6) months have not yet elapsed since the Effective Date, then six (6) times the average monthly payments made by TSI to VITI for Services since the Effective Date].

19.3 EXCLUSION. Sections 19.1 and 19.2 shall not apply to claims involving death, bodily injury or property damage or the provisions of Article 9 (Concept/Product Ownership), Article 16 (Confidential and Proprietary Information), and Article 18 (Indemnification), nor shall Sections 19.1 and 19.2 apply to any loss that results from gross negligence or willful misconduct on the part of either party.

19.4 EXPIRATION OF CLAIMS. No action, regardless of form, arising out of the transactions contemplated by this Agreement may be brought by either party more than two (2) years after the cause of action has accrued, except that an action for non-payment may be brought within two (2) years after the date of last payment.

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20.    ADDITIONAL SERVICES

20.1 CONVERSION, INTERFACING, RETROFITTING. Any conversion, interfacing, and retrofitting services requested by TSI are outside the scope of this Agreement. VITI, upon receipt of a statement of work from TSI, will prepare and submit its proposal to TSI. Upon acceptance by TSI, the new services will be set forth in a mutually agreed upon definitive agreement between the parties.

20.2 SPECIAL SERVICES. TSI shall notify VITI in writing of its request for VITI to provide consulting services or provide other professional services that may be offered by VITI from time to time. VITI shall develop a proposal for TSI for the additional effort. TSI shall pay for any additional professional services, including any preliminary specifications or study requirements, on a time and materials basis at VITI's then-current hourly rate according to the professional services requested by TSI. Any professional services provided under this Section
       20.2 will be set forth in a mutually agreed upon definitive agreement between VITI and TSI.

21.    DISPUTE RESOLUTION:

21.1 ALTERNATIVE DISPUTE RESOLUTION. The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for an action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

       The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for an action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

21.2 PROCEDURE. At the written request of a party, each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for

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       purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

21.3 BINDING ARBITRATION/DISCOVERY. If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section
       20.3. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following:

              (1)  interrogatories,
              (2)  demands to produce documents, and
              (3)  requests for admission

21.4 DEPOSITIONS/ARBITRATION HEARING. Each party is also entitled to take the oral deposition of one individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for arbitration. The arbitration shall be held in Tampa, Florida. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this Section
       20.4 may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall have no authority to award punitive or exemplary damages or any other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

21.5 COSTS. Each party shall bear its own costs of these procedures. A party seeking discovery shall reimburse the responding party the costs of production of documents (to include search time and reproduction costs). The parties shall equally split the fees of the arbitration cost, the court reporter's transcript, and the arbitrator.

22     NOTICES

22.1 NOTICES. All notices required to be given hereunder shall be given to the respective parties by facsimile transmission or by such other method as will result in a written acknowledgment of receipt. Notices shall be deemed delivered on the Business Day (Monday through Friday, excluding TSI and VITI holidays) following the date shown on the facsimile transmission or on the date shown on the signed receipt.

       To VITI :          Verizon Information Technologies Inc.
                          One East Telecom Parkway
                          P.O. Box 290152

                          Temple Terrace, Florida 33687
                          Attention: Vice President-Commercial Services
                          Facsimile: (813) 978-6020

       Copies to:         Legal Department
                          Verizon Information Technologies Inc.
                          One East Telecom Parkway, DC A1H
                          Post Office Box 290152
                          Tampa, FL 33687
                          Facsimile: (813) 978-4163

       To TSI:            TSI Telecommunication Services, Inc.
                          201 North Franklin Street
                          Suite 700
                          Tampa, Florida 33602
                          Facsimile: (813) 273-3484

22.2 Either party may change its contact person, address and facsimile number for notice purposes by giving the other party written notice of the new address and the date upon which it will become effective in accordance with this section.

23     MISCELLANEOUS

23.1   EQUAL EMPLOYMENT OPPORTUNITY The Equal Employment Opportunity Clause in
       Section 202, Paragraphs 1 through 7, of Executive Order 11246, as amended, relative to Equal Employment Opportunity, and the implementing Rules and Regulations of the Office of Federal Contract Compliance, are incorporated herein by specific reference.

23.2 ASSIGNMENT; SUCCESSORS. Neither party may assign the rights or obligations of this Agreement without the express written consent of the other, which consent shall not be unreasonably delayed or withheld; provided, however, that each party may, upon written notice to the other party, assign its rights and obligations under this Agreement: (a) to an Affiliate; (b) to an entity that acquires all or substantially all of the assets of the assigning party; or (c) to any successor in a merger or acquisition of the assigning party. In case of assignment, the provisions of this Agreement shall be binding on all successors and assigns.

23.3 SEVERABILITY. In the event that any portion of this Agreement is terminated or deemed to be void or unenforceable, that portion of the Agreement shall be severed and the balance of the provisions shall continue and be effective and enforceable.

23.4 WAIVER. No delay or omission by either party to exercise any right or power hereunder shall preclude the exercise of such right or power in subsequent instances or be construed to be a waiver. A waiver by either party of any of the covenants to be performed by the other party shall not be construed to be a waiver of any covenant herein contained, and the waiver of any breach of covenant shall not be construed to be a waiver of any succeeding breach. All

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       remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

23.5 FORCE MAJEURE. Neither party shall be liable by reason of any failure in performance of this Agreement for reason of Force Majeure.

23.6 GOVERNING LAW. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of Florida, without giving effect to any provision of such law relating to conflict of laws.

23.7 PUBLICITY. Except for intracompany bulletins and communications, neither VITI nor TSI shall make or authorize any media release, advertisement, or other disclosure pertaining to this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, VITI may list TSI as a customer through media releases, and/or other promotional and marketing media and describe in general terms the Services.

23.8 INDEPENDENT CONTRACTOR. It is expressly understood that VITI and TSI are independent contractors of one another, and that neither has the authority to bind the other to any third person or otherwise to act in any way as the representative of the other, unless otherwise expressly agreed to in writing by both parties.

23.9 ACTION REQUIRING CONSENT. Wherever agreement, approval, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action shall be not unreasonably delayed or withheld.

23.10 ACCOUNT SUPPORT - ORGANIZATION AND ADMINISTRATION. Routine account activities will be managed and administered jointly by designated participants of TSI and VITI.

23.11 SOLICITATION OF EMPLOYEES. During the term of this Agreement and for a period of one (1) year from the date VITI stops providing Services, neither party shall solicit for employment nor employ, directly, any employee of the other party without the other party's prior written consent, PROVIDED, however, that nothing shall prohibit TSI or VITI and their respective Affiliates from employing any employee or former employee of TSI or VITI or any of its Affiliates who responds to a general solicitation for employees not specifically focused at employees of TSI or VITI and its Affiliates through the use of media, advertisement, electronic job boards or other general, public solicitations.

23.12 ORDER OF PRECEDENCE. To the extent any of the terms and conditions set forth in the Exhibits or Attachments hereto conflict with any of the terms and conditions of this Agreement, the terms and conditions of the Exhibits and the Attachment shall control.

23.13 ENTIRE AGREEMENT; SURVIVAL. This Agreement and its Exhibits and Attachments constitute the entire agreement between the parties with respect to the subject matter hereof and there are no written or oral representations, understandings or agreements which are not fully expressed herein. This Agreement and its executed Exhibits and Attachments are intended to be the exclusive statement of the agreement between the parties with respect to the subject matter hereof and any other terms or conditions included in quotes, acknowledgments, bills of lading, or other forms utilized or exchanged by the parties shall not be incorporated herein or be binding unless expressly agreed to in writing by both parties. No change, waiver, or discharge hereof shall be valid unless in writing and signed by authorized representatives of both parties. The respective obligations of the parties under this Agreement that by their nature would continue beyond the termination, cancellation or expiration, shall survive termination, cancellation, or expiration.

23.14 AMENDMENT. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both parties.

23.15 COVENANT OF GOOD FAITH. Each party, in its respective dealings with the other party under or in connection with the Agreement, shall act in good faith.

23.16 AUTHORITY. Each party hereby represents and warrants that the individuals below who have executed this Agreement have the express authority to do so on behalf of their respective parties.

The parties have caused this Agreement to be signed by their duly authorized representatives on the Effective Date.


TSI TELECOMMUNICATION SERVICES, INC.
/s/ Robert Garcia, Jr.
-----------------------------------------------
BY - SIGNATURE
ROBERT GARCIA, JR.
-----------------------------------------------
PRINTED NAME
ASSOCIATE GENERAL COUNSEL/ASSISTANT SECRETARY
-----------------------------------------------
TITLE



VERIZON INFORMATION TECHNOLOGIES INC.
/s/ Del Jenkins
-----------------------------------------------
BY - SIGNATURE

DEL JENKINS
-----------------------------------------------
PRINTED NAME

VICE PRESIDENT, IT SERVICES
-----------------------------------------------
TITLE

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                                    EXHIBIT A

                                STATEMENT OF WORK

                  TO DISTRIBUTED PROCESSING SERVICES AGREEMENT

                                     BETWEEN

                      VERIZON INFORMATION TECHNOLOGIES INC.
                                       AND

                      TSI TELECOMMUNICATION SERVICES, INC.

                             DATED FEBRUARY 14, 2002

This Statement of Work ("SOW") outlines the tasks required for VERIZON INFORMATION TECHNOLOGIES INC. ("VITI") to support TSI TELECOMMUNICATION SERVICES, INC. ("TSI") distributed systems processing at VITI's data center facility. VITI shall perform its services in accordance with the Distributed Processing Services Agreement between VITI and TSI dated February 14, 2002 ("Agreement") and upon execution by both parties hereto, this SOW shall become a part of the Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

1.0    SERVICES

1.1 DESCRIPTION OF SERVICES: VITI shall provide data center infrastructure and technical support services in support of TSI's distributed systems processing ("Services"). The Services include a data center network infrastructure.

2.0    FACILITIES

       Services will be provided by VITI from its data centers as VITI deems appropriate. VITI's data center facilities provide a secure operating environment with enhanced physical protection of hardware resources. Specific physical features include state-of-the-art systems for security, fire protection, and power management as well as consistent temperature and humidity control.

3.0    SYSTEMS SUPPORT

       VITI shall maintain and operate the Hardware and Software located in VITI's data center. Support personnel in the VITI data center will monitor the system as required using industry standard monitoring tools. VITI data center personnel will be responsible for operating system software, system performance, and hardware monitoring on all existing and any new hardware added to TSI Initial Distributed Processing Environment. Except as provided in this SOW, VITI is not responsible for system support of any remote TSI equipment at TSI's or any of TSI's customer sites, desktop, or peripheral devices.

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       VITI's Systems Support Responsibilities:

        - Operate Hardware and Software specified in this SOW
        - Monitor server Hardware 24 hours a day, 7 days a week
        - Maintain an up-to-date inventory of operating system Hardware and Software
        - Prepare, install, and certify operating system software releases, update and upgrades
        - Administer system level security
        - Provide technical support 24 hours a day, 7 days a week
        - Perform problem analysis and resolution for all VITI-owned and/or leased hardware and licensed software
        - Provide vendor interface for all VITI-owned and/or leased hardware and licensed software
        - Perform tape backup and storage as follows:

System Name         OS           Backup       Backup          Retention Time     Retention        Retention Time    Time of the
                                 type         Drive           Daily              Time Weekly      Monthly           Day
--------------------------------------------------------------------------------------------------------------------------------
tman_primeco        IRIX         Full-Daily   DLT             14 days            30 days          365 days              6:00 PM
                    6.5.2

clone_primeco       IRIX         Full-Daily   4mm Dat         14 days            30 days          365 days              8:00 PM
                    6.5.2

Informix-cloneP     IRIX         Full-Daily   Rotation DLT                       Pending          Pending
                    6.5.2

tman                Solaris      Full-        8mm             7 days             30 days          1 Year                8:00 PM
                    2.5          Daily

Irec                Solaris      Full-Daily   8mm             7 days             30 days          365 days              8:00 PM
                    2.6

Informix-IREC       Solaris      Full-Daily   8mm             14 days            30 days          365 days              8:00 PM
                    2.6

clone_bureau        IRIX 6.2     Full-Daily   4mm DAT         7 days             30 days          365 days              8:00 PM

fraudx              IRIX         Full-Daily   4mm DAT         14 days            30 days          365 days              8:00 PM
                    6.5.2

Informix-fraudx     IRIX         Full-Daily   Rotation DLT                       Pending          Pending
                    6.5.2

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
tman-svb            Solaris      Full-Daily   8mm             14 days            30 days          365 days              8:00 PM
                    2.6

expressway          Solaris      Full-Daily   8mm             14 days            30 days          365 days              8:00 PM
                    2.6

crossroads          Solaris      Full-Daily   8mm             14 days            30 days          365 days              9:00 PM
                    2.6

crossroads-dir      Solaris      Full-Daily   8mm             14 days            30 days          365 days              8:00 PM
                    2.6

Sun 10K             Solaris      No production backups being run. Full operating system backup
                    2.6          run by MSSUN as needed

Pandora             NT 4.0       Full-Daily   DLT             7 days             60 days                               10:00 PM

NGSS                NT 4.0       Full-Daily   4mm             7 days Mon-        Perm Fri         1 Year Sun            2:30 PM
                                                              Thur,Sat

TPISCP1             Guardian     Full-Daily   DLT             30 days            90 days          365 days            midnight
                    d45

TPISBB              Guardian     Full-Daily   DLT             30 days            365 days         365 days            midnight
                    d45

                                 Database     3490            30 days
                                 KMC          3490            30 days            60 days          365 days            midnight

TPITST5             Guardian     Full-Daily   DLT             30 days            90 days          365 days            midnight
                    6.04

DRSYS1              Guardian     Database     DLT                                90 days                            midnight
                    d45

CAIOLS              Gurdian      Full-Daily   3490            30 days            90 days          365 days          midnight
                                 Tranlog      3490                                                2 yrs             midnight

        - Perform backup and retention schedule for the ARMS system files as set forth in Attachment 2 to this SOW

       TSI Application Support Responsibilities:

        - Application development, implementation, and maintenance support
        - Analysis and resolution of application software problems
        - Vendor interface for software products not provided by VITI
        - On-call technical support 24 hours a day, 7 days a week
        - Analysis and resolution of problems
        - Database software support and maintenance

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        - Provide application database backups procedures

4.0    MAINTENANCE

       The Hardware and Software maintenance contracts required for the Services provided under this SOW will include remote online vendor access, vendor hot-line support, on-site hardware support, and internal support escalation response time parameters as prescribed by VITI. Except as provided in this SOW, VITI is not responsible for support of hardware support at any remote TSI or TSI customer site including, processors, network, desktop, or peripheral devices.

5.0    SYSTEMS SECURITY

       Physical system security administration for the servers located in the data center will be performed by VITI. TSI will be responsible for developing user profiles for the granting of access and designating levels of authority to TSI-designated individuals for the system; provided, however, that VITI has the right to prior notice of, and consent to, access and levels of authority for TSI's users, third party contractors, consultants, agents and/or other suppliers, which consent shall not be unreasonably withheld, conditioned or delayed. VITI shall be responsible for managing the TSI-provided user profiles for access and authority levels. VITI shall retain root authority. VITI shall have the ability to add the support personnel it deems necessary to access TSI systems. TSI shall not inhibit the addition or removal of VITI operating system support accounts needed by VITI level one and level two support staff. In addition, TSI will be responsible for developing appropriate user profiles in order for VITI to perform the Services under this SOW, including appropriate access and authority levels for VITI's third-party suppliers required for maintenance and support of the system.

6.0    NATIONAL SUPPORT CENTER HELP DESK SERVICES/PROBLEM MANAGEMENT

       VITI's National Support Center ("NSC") will use established industry standard procedures for the management and resolution of all VITI-provided Hardware and network problems in the VITI service bureau environment. The VITI help desk will provide TSI:

        - 24-hour-a-day, 7-day-a-week help desk support
        - Standardized problem reporting, logging, and tracking procedure
        - Streamlined communications
        - Problem resolution
        - Consistent, high-quality service

       When contacted by TSI, the VITI help desk consultant will open a problem record (with a comprehensive description of the problem) while the contact from TSI is on the telephone.

       After problem investigation and resolution, the problem record is updated as required and closed. VITI shall not consider a problem record closed until TSI verifies resolution.

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7.0    CHANGE MANAGEMENT PROCESS

7.1 CHANGE MANAGEMENT PROCEDURES: There are many critical components including network hardware, CPU, disk storage, and tape devices that must be maintained in order to provide high performance and service delivery. Preventive maintenance is a vital part of a successful data processing operation. The change management schedule will be mutually agreed on by TSI and VITI through VITI's Customer Advocate. The schedule provides the following:

        - Complete documentation (e.g., reason for change, duration of change)
        - Approval of affected parties (VITI and TSI)
        - Back-out plan

       VITI uses a set of established change management tools to communicate, coordinate, schedule, monitor, and implement changes in an effective manner. The VITI Customer Advocate supplies TSI's representative with a change record, clarifying the maintenance and an assessment of the risk involved. The VITI Customer Advocate then initiates the change after receiving written approval from TSI's representative.

7.2 CHANGE INITIATION: VITI shall notify TSI in advance of any scheduled maintenance. The parties will mutually establish the date and time for any change. An INFOMAN record, clarifying the maintenance and risk assessment, will be supplied. TSI's approval will be required for the change record prior to the change being executed. VITI shall set forth the price at which TSI will be charged for any service done before TSI approves or provides a notice to disregard a change request.

7.3 CHANGE IMPLEMENTATION: Changes will be scheduled for dates and times as mutually agreed upon in writing by VITI and TSI.

7.4 TSI INITIATED CHANGES: Changes initiated by TSI that affect the production environment such as changes to the Hardware and changes to the application or database engine will be communicated in advance to VITI. Internal TSI initiated changes will be forwarded to the VITI Customer Advocate at least 72 hours in advance for any non-emergency change to ensure proper coordination within VITI support organizations. Certain TSI changes may also require a separate VITI change record to be issued within VITI. TSI changes that would require VITI notification include, but are not limited to:

        - Changes that would trigger events in VITI automated monitoring
        - Changes to the Hardware or system software environment
        - Changes that have a risk to the production environment
        - Changes that would affect network monitoring

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8.0    MODIFICATION PROCEDURES

8.1 Changes to this SOW ("Modifications") may be requested at any time by either TSI or VITI. All such requested changes will be in writing through a change request form ("Change Request"). The Change Request will be jointly reviewed by designated representatives of TSI and VITI to determine whether the Modifications will materially affect the price, schedule or terms of the Agreement. The VITI Account Manager, as defined herein, is responsible for coordination of modification process on behalf of VITI. Based upon the joint review of the Change Request, the following procedures will apply:

       - If, as a result of the joint review, it is determined that the Modifications do not materially affect the price, schedule or terms of the Agreement, then the designated representative for the party receiving the Change Request will initiate a written acceptance or rejection of the request within fifteen (15) working days after receipt of the Change Request.

       - If, as a result of the joint review, it is determined that the Modifications do materially affect the price, schedule or terms of the Agreement, then VITI shall submit to TSI an amending work order ("Work Order") which shall include a description of the Modifications and the time and charges required to provide the requested Modifications. Neither party shall be under any obligation to proceed with any requested Modifications prior to receipt of a fully-executed amending Work Order.

          Upon receipt of an amending Work Order, TSI shall have a period of ten
          (10) days in which to (i) provide VITI with written authorization to implement the requested change, or (ii) provide VITI with written notice to disregard such Change Request. If TSI provides VITI with a notice to disregard the Change Request after VITI has prepared an amending Work Order in response to an TSI-initiated Change Request, then VITI reserves the right to charge TSI for its services associated with the effort, including any preliminary specifications or study requirements.

8.2 The issuance of information, advice, approvals or instructions by either VITI's or TSI's technical personnel or other representatives shall be deemed expressions of personal opinion only and shall not affect VITI's and TSI's rights and obligations hereunder unless the same is in writing, signed by authorized representatives of both parties, and expressly states that it constitutes a change.

9.0    VITI CUSTOMER LIAISONS

          ACCOUNT MANAGER
             Name:             Laura Slone
             Telephone:        813-978-5389
             Address:          1 East Telecom Parkway
                               Temple Terrace, Florida 33637

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          CUSTOMER ADVOCATE
             Name:             TBD
             Telephone:
             Address:          1 East Telecom Parkway
                               Temple Terrace, Florida 33637

       Following are the accountabilities and responsibilities of the ACCOUNT
       MANAGER:

        - Overall relationship management between TSI and VITI
        - Understand the general business strategy and direction of TSI to ensure VITI continually provides required performance and service levels for TSI
        - Communicate with the Customer Advocate to assure compliance with all contractual obligations
        - Conduct quarterly account review meetings at a mutually agreed to location

       Following are the accountabilities and responsibilities of the CUSTOMER
       ADVOCATE:

        - Direct responsibility to interface with VITI's internal organizations, including all of VITI's operations services national organizations, and ensure that all service levels are being met
        - Coordinate weekly status meetings
        - Serve as first level of escalation for all related issues or concerns
        - Serve as primary contact for other VITI groups in support of TSI
        - Review with VITI management progress on the attainment of service level objectives:
          - Create Report Card for TSI monthly
          - Document Outage Information
          - Document SLA percentages monthly

10.0   BUSINESS CONTINUITY AND DISASTER RECOVERY

       VITI shall continue to perform disaster recovery for TSI's production environment under VITI's current disaster recovery plan. System backups will be used to recover from a disaster type situation, but VITI makes no commitment to recovery schedules for disaster situations. In the event VITI closes a data center in which TSI's backup system is housed, VITI shall relocate TSI's backup system, at VITI's expense, to a data center which is not housing TSI's primary system.

                                       28
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TSI and VITI have each caused this Agreement to be signed and delivered by their duly authorized representatives, all as of the date set forth on page 1 hereof.

TSI TELECOMMUNICATION SERVICES, INC.

/s/ Robert F. Garcia, Jr.
BY - SIGNATURE

Robert F. Garcia, Jr.
PRINTED NAME

Assoc. General Counsel/
 Assistant Secretary
TITLE


VERIZON INFORMATION TECHNOLOGIES INC.

/s/ Del Jenkins
BY _ SIGNATURE

DEL JENKINS
-----------------------------------------------
PRINTED NAME

VICE PRESIDENT, IT SERVICES
-----------------------------------------------
TITLE

                                       29
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                                    EXHIBIT B

                     SERVICE BUREAU (DISTRIBUTED PROCESSING)

                                      FEES

       Fees for the Services are capped for the Term as set forth below. There are no cost of living adjustments.

        PROCESSING FOR THE DISTRIBUTED
         PROCESSING ENVIRONMENT (as it
         existed on 11/30/01):                $240,666.67 per month

        SOFTWARE LICENSES AND
        HARDWARE AND SOFTWARE MAINTENANCE
         (Under the Verizon Enterprise
         License for the Distributed
         Processing Environment as
         it existed on 11/30/01):             Not to Exceed $300,000 per month*

        NTN CIRCUITS(6)                       $16,998 per month*

        SAP, AP AND INTRANET APPLICATIONS
         ACCESS                               $17,660 per month*

        * Pass Through Charge

        - To the extent TSI requests any software, hardware or maintenance that is in addition to that provided in the Initial Distributed Processing Environment as it existed on November 30, 2001, or to the extent service levels are increased: (1) TSI shall be responsible for all corresponding fees; and (2) VITI shall charge TSI for such new software, hardware, maintenance and/or increased service levels at rates that are consistent with those set forth in this Agreement, including for maintenance fees which shall continue to be charged on a pass-through basis, as described above.

        - To the extent TSI wishes VITI to transfer any VITI Third Party software licenses used specifically for TSI and not under the Verizon Enterprise License, VITI will do so provided that TSI has paid all consent, license and maintenance fees. To the extent TSI has not paid such fees, TSI will pay VITI such fees prior to the transfer, provided further that VITI has the right to make such transfer.

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